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                                                                    EXHIBIT 5.01
                                                                    ------------

                               January 12, 2001


Exodus Communications, Inc.
2831 Mission College Boulevard
Santa Clara, CA 95054

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about January 12, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 12,711,596 shares of your Common Stock (the "Stock"), subject to issuance by you upon the exercise of (a) outstanding stock options of GlobalCenter Inc., a Delaware corporation, under its Management Stock Plan that have been assumed by you (the "GlobalCenter Assumed Options"), pursuant to the Agreement and Plan of Merger dated as of September 28, 2000 (the "Merger Agreement"), among you, Global Crossing North America, Inc., a New York corporation, Global Crossing GlobalCenter Holdings, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Global Crossing North America, Inc., GlobalCenter Holding Co., a Delaware corporation and an indirect wholly-owned subsidiary of Global Crossing North America, Inc. and a wholly-owned subsidiary of Global Crossing GlobalCenter Holdings, Inc., GlobalCenter, Inc., a direct wholly-owned subsidiary of GlobalCenter Holding Co. and an indirect wholly-owned subsidiary of Global Crossing North America, Inc., and Einstein Acquisition Corp., a Delaware corporation and your direct, wholly-owned subsidiary, and (b) outstanding stock options of Global Crossing Ltd., a Bermuda corporation, under its 1998 Stock Incentive Plan, as amended, that have been assumed by you (the "Global Crossing Assumed Options"), pursuant to the Merger Agreement. In rendering this opinion, we have examined the following.

     (1) the Company's Restated Certificate of Incorporation, certified by the Delaware Secretary of State on January 2, 2001.

     (2) the Company's Bylaws, certified by the Company's Secretary on January 6, 1998 and January 9, 2001.

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

     (4)  the prospectus prepared in connection with the Registration Statement.

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books that are in our possession.
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January 12, 2001
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     (6)  a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "Management Certificate").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals or copies of originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have become effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Our opinion herein is given on the assumption that you will, at all times in the future, reserve a sufficient number of authorized and unissued shares of Common Stock for issuance upon exercise of the GlobalCenter Assumed Options and the Global Crossing Assumed Options, after taking into account other securities issued or reserved by you.

     Based upon the foregoing, it is our opinion that the 12,711,596 shares of Stock that may be issued and sold by you upon the exercise of (a) the GlobalCenter Assumed Options and (b) the Global Crossing Assumed Options when issued, sold and delivered in accordance with the applicable plan and purchase agreements entered into or to be entered into thereunder, and in the manner referred to in the prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.
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January 12, 2001
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.


                              Very truly yours,

                              FENWICK & WEST LLP

                                 /s/ Horace Nash
                              By:_________________________________
                                     Horace Nash